                                                                     Exhibit 5.1


                                  [LETTERHEAD]


                                February 19, 1999



RGS Energy Group, Inc.
89 East Avenue
Rochester, New York  14649

Ladies and Gentlemen:

         We have acted as counsel to RGS Energy Group, Inc. (the "Company") in connection with the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on November 17, 1998 under the Securities Act of 1933, as amended, relating to up to 39,750,000 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), which are proposed to be issued by the Company in connection with the share exchange contemplated by the Agreement and Plan of Share Exchange, dated as of November 13, 1998, between the Company and Rochester Gas and Electric Corporation (the "Plan of Exchange").

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (a) the Certificate of Incorporation of the Company, as amended to the date hereof, (b) the By-laws of the Company, (c) copies of certain resolutions duly adopted by the Board of Directors of the Company, and (d) the Plan of Exchange.

         Based upon the foregoing, it is our opinion that the shares of Common Stock have been duly authorized, and, after the Common Stock shall have been issued and delivered as described in the Registration Statement (including as described in the Plan of Exchange which is an exhibit to the Registration Statement) and the consideration therefor shall have been received by the Company, the shares of Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Proxy Statement and Prospectus contained in the Registration Statement.

                                Very truly yours,

                                /s/  Nixon, Hargrave, Devans & Doyle LLP